SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2009

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

___________________________________________________

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

See “Adjustment to Exchange, Conversion and Redemption Rates,” which is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

Adjustment to Exchange, Conversion and Redemption Rates

In connection with the quarterly common share dividend, which we refer to as the Quarterly Common Dividend, that was paid in a combination of (1) our shares of beneficial interest, par value $0.0001 per share, classified as common stock, which we refer to as common shares, and (2) cash on October 16, 2009 to common shareholders of record at the close of business on September 25, 2009, which we refer to as the Record Date, we issued 3,873,786 common shares on October 16, 2009.

As a result of the Quarterly Common Dividend, effective September 26, 2009, the exchange rate of our 5.45% Exchangeable Guaranteed Notes due 2027, which we refer to as the Notes, adjusted from an exchange rate of 49.6681 common shares per $1,000 principal amount of Notes, which was equivalent to an exchange price of approximately $20.13 per common share, to 51.3167 common shares per $1,000 principal amount of Notes, which is equivalent to an exchange price of approximately $19.49 per common share. This may result in up to approximately 152,747 additional common shares being issued upon exchange of the Notes.

As a result of the Quarterly Common Dividend, effective September 26, 2009, the conversion rate of our Series C Preferred Shares adjusted from a conversion rate of 2.3589 common shares per Series C Preferred Share, which was equivalent to a conversion price of approximately $21.20 per common share, to 2.4339 common shares per Series C Preferred Share, which is equivalent to a conversion price of approximately $20.54 per common share. This may result in up to approximately 157,149 additional common shares being issued upon conversion of the Series C Preferred Shares.

As a result of the Quarterly Common Dividend, effective September 26, 2009, the redemption factor (or conversion ratio) for all limited partners of LCIF, LCIF II and Net 3 was adjusted from approximately 1.09 to approximately 1.13, so that each OP Unit may be redeemed by the holder thereof for approximately 1.13 common shares. This may result in up to approximately 185,530 additional common shares being issued upon redemption of the OP Units.

Press Release

On October 16, 2009, we issued a press release relating to the Quarterly Common Dividend, including a description of the payment method and the impact on the Notes, the Series C Preferred Shares and the OP Units. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued October 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: October 16, 2009	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

99.1	Press release issued October 16, 2009